UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2022

Greenidge Generation Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40808	86-1746728
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (315) 536-2359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	GREE	Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Bridge Promissory Note

On March 18, 2022, Greenidge Generation Holdings Inc. (the “Company”) issued a bridge promissory note, as borrower, in favor of B. Riley Commercial Capital, LLC, as noteholder (the “Noteholder”), evidencing a $26,500,000 aggregate principal amount loan by the Noteholder to the Company (the “Bridge Promissory Note”). The Bridge Promissory Note is guaranteed by certain of the Company’s wholly-owned subsidiaries: Greenidge South Carolina LLC, GSC RE LLC and 300 Jones Road LLC. The loan outstanding under the Bridge Promissory Note bears interest at a rate of six percent (6%) per annum and matures on July 20, 2022, subject to up to five (5) thirty (30) day extensions that may be elected by the Company provided no Event of Default (as defined therein) has occurred and is continuing and the Company pays an Exit Fee (as defined therein) to the Noteholder. The Company will use the proceeds of the Bridge Promissory Note for working capital and general corporate purposes. Pursuant to the terms of the Bridge Promissory Note, the Company and its subsidiaries will be subject to certain covenants and restrictive provisions which will, among other things, limit their ability to incur additional indebtedness for borrowed money or additional liens other than debt and liens permitted pursuant to the Bridge Promissory Note; consolidate or merge unless the Company survives; or transfer all or substantially all of their assets; make certain restricted payments or investments; have a Change of Control (as defined therein); modify certain material agreements; and engage in certain types of transactions with affiliates; each of which are subject to customary and usual exceptions and baskets. The loan evidenced by the Bridge Promissory Note is secured by a first priority mortgage lien on certain real property together with related improvements, fixtures and personal property located at 300 Jones Road in Spartanburg, South Carolina. The Company’s obligations under the Bridge Promissory Note may be prepaid in whole or in part without penalties or fees.

The foregoing description of the Bridge Promissory Note is qualified in its entirety by reference to the full text of the Bridge Promissory Note. A copy of the Bridge Promissory Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Master Equipment Financing Agreement

On March 21, 2022 the Company, as guarantor, together with its wholly-owned subsidiaries GTX Gen 1 Collateral LLC, GNY Collateral LLC and GSC Collateral LLC (collectively, the “Borrowers”), entered into a Master Equipment Finance Agreement (the “NYDIG Financing Agreement”) with NYDIG ABL LLC, as lender, whereby NYDIG agreed to lend to the Borrowers approximately $81,000,000 under loan schedules that were partially funded on March 21, 2022 and will continue to be funded to finance the acquisition of certain bitcoin miners and related equipment (the “Financed Equipment”). The facility contemplates potential expansion with additional loan schedules to finance additional equipment, subject to the lender’s discretion. The Borrower’s obligations under the NYDIG Financing Agreement are fully and unconditionally guaranteed by the Company and such other guarantors as may be designated from time to time. Outstanding borrowings under the NYDIG Financing Agreement are secured by all assets of the Borrowers including without limitation the Financed Equipment and proceeds thereof (including bitcoin). The partially funded loan schedules bear interest at a rate of thirteen percent (13%) per annum and have terms of twenty-five (25) months. Certain loan schedules are interest-only for a specified period and otherwise payments on loan schedules include both an interest and principal payment. Pursuant to the terms of the NYDIG Financing Agreement, the Borrowers and with certain exceptions, the Company, will be subject to certain covenants and restrictive provisions which will, among other things: limit the Borrowers’ ability to incur additional indebtedness for borrowed money; limit additional liens on the collateral or the equity interests of any of the Borrowers; limit consolidations or mergers including the Borrowers or the Company unless such would not constitute a Change in Control (as defined therein); limit disposing of the collateral or any portion of the collateral with certain exceptions; limit the Borrowers’ ability to make certain restricted payments and investments; and limit the ability to create direct obligations of the Borrowers or the Company unless the NYDIG Financing Agreement is at least pari passu in right of payment; each of which are subject to customary and usual exceptions and baskets. The loans under the NYDIG Financing Agreement cannot be voluntarily partially prepaid, but may be prepaid in whole subject to a make-whole calculation more specifically described in the NYDIG Financing Agreement.

The foregoing description of the NYDIG Financing Agreement is qualified in its entirety by reference to the full text of the NYDIG Financing Agreement. A copy of the NYDIG Financing Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 24, 2022, the Company issued a press release announcing the closing of the two financings described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Bridge Promissory Note, dated March 18, 2022, by Greenidge Generation Holdings Inc., as borrower, in favor of B. Riley Commercial Capital, LLC

10.2†*	Master Equipment Finance Agreement, dated as of March 21, 2022, by and among GTX Gen 1 Collateral LLC, GNY Collateral LLC, GSC Collateral LLC, Greenidge Generation Holdings, Inc., each guarantor party thereto, and NYDIG ABL LLC, as lender, servicer and collateral agent

99.1	Press release, dated March 24, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and filed herewith)

†

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

*	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENIDGE GENERATION HOLDINGS INC.

Date: March 24, 2022	By:	/s/ Jeffrey E. Kirt
	Name:	Jeffrey E. Kirt
	Title:	Chief Executive Officer